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                                                                    Exhibit 99.3

ValiCert Announces Preliminary Fourth Quarter Results

MOUNTAIN VIEW, Calif., Jan. 8 /PRNewswire-FirstCall/ -- ValiCert, Inc. (Nasdaq:
VLCT - news) today announced preliminary results for the fourth quarter ended
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December 31, 2001. The Company expects to report revenues of approximately $6.2 million for the fourth quarter, below prior expectations of $7.6 million, due to a variety of factors that have adversely affected the company's estimated operating results. While revenues will be lower than anticipated, the Company expects to report an operating loss for the fourth quarter in the range of $3.7 to $3.8 million, or approximately $0.16 per proforma share, which is better than its prior guidance of $3.9 million, or $0.17 per pro forma share. The Company also expects to end the fourth quarter with a strong cash position of approximately $23.5 million, which it feels is sufficient to reach its stated goal of profitability by the fourth quarter of this year.

"While we are disappointed by our fourth quarter revenue shortfall we are pleased with that we will again reduce our operating losses and meet our bottom-line guidance," said Yosi Amram, president and chief executive officer of ValiCert. "Due to difficult economic conditions, as well as several large orders that did not close during the quarter, our revenues fell short of our expectations. Recent economic conditions have made it more difficult to predict the timing of these larger orders. For example, we saw short-term spending priorities in the financial services sector change as these customers focused on disaster recovery and security counter-measures. We are confident, however, that these spending priorities will shift back to normal patterns in the future once these short-term initiatives are completed.

"Although we have exceeded our guidance in prior quarters, we are now seeing the effect of general economic conditions being reflected in a lower level of sales activity," continued Mr. Amram. "Combined with our previously stated commitment to reach profitability by the 4th quarter of 2002, we are proactively taking cost reducing actions."

The Company also announced that it intends to restructure its business, which will include a reduction of approximately 20% of its workforce and the consolidation of operating facilities.

Corporate Conference Call

ValiCert management will host a conference call today, Tuesday, January 8th at approximately 8:30 a.m. PST to review preliminary fourth quarter financial results as well as organizational changes including its reduction in workforce. The call can be accessed by dialing 800-383-9157 and giving the conference name, "ValiCert." Yosi Amram, president and chief executive officer, and Tim Conley, chief financial officer, will be hosting the call. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. The conference call will also be available over the Internet at http://www.valicert.com in the Investor section of the site. A replay of the
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conference call will also be available commencing two hours after the call and for the following two business days by dialing 800-633-8284 and entering the following

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reservation number: 20197533. Also, a replay of the conference call will be available over the Internet at http://www.valicert.com in the Investor section of the site.

About ValiCert

ValiCert is a leading provider of secure solutions for paperless e-Business. ValiCert Global 2000 customers in financial services, healthcare, manufacturing and government sectors realize significant ROI from deploying ValiCert solutions to help migrate costly or inefficient business processes to the Internet, without losing any trust and security in the process. ValiCert's family of products conforms to the guidelines of the e-Sign legislation and provides a secure, legal-grade environment for conducting online commerce.

ValiCert has technology and marketing alliances with a range of security, e-Commerce, systems integrators and application specific companies. With its products and services available through a worldwide direct sales force, resellers and global affiliate network, ValiCert is headquartered in Mountain View, California and has operations throughout the Americas, Europe and Asia. More information about ValiCert is available on the World Wide Web at www.valicert.com.
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NOTE: ValiCert is a trademark of ValiCert, Inc. All other product and brand names are trademarks or registered trademarks of their respective owners.

Except for historical information, this press release includes forward-looking statements relating to future operating losses, targets for profitability and becoming cash flow positive. These forward looking statements involve risks and uncertainties, including, but not limited to, the Company's fundamental position, continued success of certain strategies, significance of specific relationships to the Company's future success, as well as risks as detailed from time to time in the Company's Securities and Exchange Commission filings. Actual results may differ materially from management expectations. These and other risk factors are contained in periodic reports filed with the SEC, including, but not limited to, the Company's Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001 as well as the registration statement on Form S-1, filed with the SEC in July 20001. ValiCert assumes no obligation to update the forward-looking statements in this press release whether as a result of new information, future events or otherwise.